                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                              Exabyte Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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   (4)  Proposed maximum aggregate value of transaction:

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   (5)  Total fee paid:

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   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

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

[EXABYTE LOGO]

April   , 2002

Dear Stockholder:

     It is my pleasure to invite you to Exabyte's 2002 Annual Meeting of Stockholders, to be held on May 7, 2002 at Exabyte's corporate headquarters. You will find information about the Annual Meeting in the enclosed Notice of Annual Meeting and Proxy Statement. In addition, you will also find enclosed a form of proxy and information on how to grant your proxy via mail, telephone or Internet. I encourage you to vote by granting your proxy as soon as possible in order to ensure that your vote will be counted at the Annual Meeting.

     Your management team has again decided not to print a separate Annual Report to Stockholders. You will find the Annual Report section attached as Appendix A to this Proxy Statement. Utilizing this format allows Exabyte to take advantage of significant cost saving measures, while still allowing us to provide you with important information you need in order to cast your vote at the Annual Meeting.

     On behalf of the Board of Directors and management, I thank you for your continued support of Exabyte during these challenging times.

                                          Sincerely,

                                          JUAN A. RODRIGUEZ
                                          Interim President and
                                          Chief Executive Officer

[EXABYTE LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 7, 2002

Dear Exabyte Stockholder,

     It is my pleasure to invite you to Exabyte's 2002 Annual Meeting of Stockholders.

     We will hold the meeting on Tuesday, May 7, 2002 at 9:00 am (Mountain Daylight Savings Time), at Exabyte's Corporate Headquarters, located at 1685 38th Street, Boulder, Colorado 80301. At our Annual Meeting we will ask you to:

          1. Elect two directors to hold office until the 2005 Annual Meeting;

          2. Ratify the Board's selection of PricewaterhouseCoopers LLP as our independent accountants for fiscal 2002;

          3. Amend our Restated Certificate of Incorporation to effect a reverse split of our outstanding common stock by a ratio of no change to up to one-for-ten and authorize our Board to determine the exact ratio within that range; and

          4. Conduct any other business properly presented at the meeting.

     The accompanying Proxy Statement describes these items in greater detail.

     If you were a stockholder at the close of business on March 15, 2002 you are entitled to notice of and you may vote at this meeting.

     Whether or not you plan to attend Exabyte's Annual Meeting, we ask that you submit your proxy as soon as possible so that your shares can be voted at this meeting. You may vote by any of the following methods:

     - By granting your proxy over the Internet;

     - By granting your proxy by telephone;

     - By mailing a traditional proxy card; or

     - By voting in person. Submitting your proxy will NOT prevent you from voting in person.

     Please review the instructions on the enclosed proxy card and in the Proxy Statement regarding each of the above voting options. At the meeting we will also report on Exabyte's business results to date and other matters of interest to stockholders.

                                          By order of the Board of Directors,

                                          STEPHEN F. SMITH
                                          Corporate Secretary

Boulder, Colorado
April   , 2002

                              EXABYTE CORPORATION

                                PROXY STATEMENT
                             ---------------------

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
  PROCEDURES................................................    3
  Why Did You Send Me This Proxy Statement?.................    3
  Where Can I Find the Information Traditionally Provided to
     Me in Your Annual Report?..............................    3
  How Many Votes Do I Have?.................................    3
  What Vote Is Required to Hold a Valid Meeting And to
     Approve Each Proposal?.................................    3
  How Do I Vote By Granting a Proxy?........................    4
  How Do I Direct My Vote If My Shares Are Held in a
     Brokerage Account Or By a Bank Or Other Nominee?.......    4
  What Is the Purpose of the Telephone And Internet
     Procedures?............................................    4
  Are There Any Additional Costs If I Grant My Proxy By
     Telephone Or Over the Internet?........................    4
  How Will My Shares Be Voted If I Grant My Proxy?..........    4
  May I Revoke My Proxy?....................................    5
  Can I Still Vote in Person If I Have Already Granted My
     Proxy?.................................................    5
  Who Pays the Costs of Soliciting These Proxies?...........    5
  What Is the Deadline for Receipt of Stockholder Proposals
     And Nominations for Directors for Next Year's Annual
     Meeting?...............................................    5
  How Do I Obtain an Annual Report on Form 10-K?............    5
PROPOSAL 1: ELECTION OF DIRECTORS...........................    6
  General...................................................    6
  Board Committees and Meetings.............................    6
  Nominees for Election for a Three-Year Term...............    6
  Director Continuing in Office Until the 2003 Annual
     Meeting................................................    7
  Directors Continuing in Office Until the 2004 Annual
     Meeting................................................    7
PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT
  ACCOUNTANTS...............................................    8
PROPOSAL 3: REVERSE SPLIT OF EXABYTE'S OUTSTANDING COMMON
  STOCK.....................................................    8
  Reasons for the Reverse Stock Split.......................    9
  Potential Effects of the Reverse Stock Split..............    9
  Effects on Ownership by Individual Stockholders...........   10
  Effect on Preferred Stock, Options, Warrants, Convertible
     Notes and Other Securities.............................   10
  Other Effects on Outstanding Shares.......................   10
  Procedure for Effecting the Reverse Stock Split and
     Exchange of Stock Certificates.........................   10
  Fractional Shares.........................................   11
  Accounting Consequences...................................   11
  U.S. Federal Income Tax Consequences......................   11
BENEFICIAL OWNERSHIP COMPLIANCE.............................   12
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT................................................   12
COMPENSATION COMMITTEE REPORT...............................   15
COMPENSATION OF DIRECTORS...................................   17
SUMMARY OF COMPENSATION.....................................   18

                                                              PAGE
                                                              ----
OFFICER SEVERANCE PROGRAM...................................   19
INCENTIVE STOCK PLAN........................................   19
STOCK OPTION GRANTS.........................................   20
OPTION EXERCISES AND YEAR-END HOLDINGS......................   21
PERFORMANCE GRAPH...........................................   22
AUDIT COMMITTEE REPORT......................................   23
OTHER MATTERS...............................................   25
APPENDIX A -- ANNUAL REPORT TO STOCKHOLDERS
APPENDIX B -- PROPOSED AMENDMENT TO EXABYTE'S RESTATED
  CERTIFICATE OF INCORPORATION

                  GENERAL INFORMATION ABOUT THE ANNUAL MEETING
                             AND VOTING PROCEDURES

WHY DID YOU SEND ME THIS PROXY STATEMENT?

     We sent you this Proxy Statement and the enclosed proxy card because Exabyte's Board of Directors is soliciting your proxy to vote at the 2002 Annual Meeting of Stockholders. This Proxy Statement summarizes the information you need to know to vote at the Annual Meeting. However, you do not need to actually attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or grant your proxy by Internet or telephone.

     We intend to send this Proxy Statement, the attached Notice of Annual Meeting, the enclosed proxy card and our 2001 Annual Report (Attached as
Appendix A) on or about April   , 2002 to all stockholders of record at the
close of business on March 15, 2002, the record date for the Annual Meeting. At the close of business on the record date for the Annual Meeting, there were 33,335,601 shares of Exabyte common stock, 1,500,000 shares of Series G preferred stock and 9,650,000 shares of Series H preferred stock outstanding and entitled to vote on each matter to be voted upon at the meeting. Exabyte's common stock, our Series G preferred stock and our Series H preferred stock are the only classes of voting stock.

WHERE CAN I FIND THE INFORMATION TRADITIONALLY PROVIDED TO ME IN YOUR ANNUAL REPORT?

     Traditionally, we included a formal Annual Report when we mailed our Proxy Statement. This year, we again chose to provide this information to you in an appendix to this Proxy Statement. You can find this information in Appendix A to this Proxy Statement.

HOW MANY VOTES DO I HAVE?

     Each share of Exabyte common stock that you own entitles you to one vote on each matter to be voted on at the Annual Meeting. The enclosed proxy card indicates the number of shares of Exabyte common stock that you own. Our Series G preferred stock and Series H preferred stock vote together with the common stock on an as-converted basis. As of March 15, 2002, the outstanding shares of Series G preferred stock were convertible into 1,250,000 shares of common stock and the outstanding shares of Series H preferred stock were convertible into 9,650,000 shares of common stock.

WHAT VOTE IS REQUIRED TO HOLD A VALID MEETING AND TO APPROVE EACH PROPOSAL?

     A quorum is necessary to hold a valid meeting. A quorum is reached when the holders of at least a majority of the outstanding stock are present in person or represented by proxy at the Annual Meeting. The two director nominees receiving the most votes will be elected as directors. The affirmative vote of a majority of the shares present, whether in person or by proxy, at the meeting will be sufficient to ratify the selection of our independent auditors. The authorization of an amendment to our restated certificate of incorporation to effect a reverse stock split will require the affirmative vote of the holders of a majority of the outstanding shares of common stock, Series G preferred stock and Series H preferred stock, voting together as a single class, entitled to vote thereon.

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. If you indicate "ABSTAIN" on any proposal when granting your proxy, your shares will still count towards a quorum, but your vote on that proposal will have the same effect as a vote "AGAINST" the proposal. Broker non-votes will also be counted towards a quorum and will have the same effect on the proposals as a vote "AGAINST" the proposals. (Broker non-votes occur when brokers do not vote on some matters because they have not been authorized to vote by the beneficial owners of the shares and do not have discretionary authority to vote on those matters.)

HOW DO I VOTE BY GRANTING A PROXY?

     If you are a stockholder of record, you may direct your vote by granting a proxy. You can grant your proxy by mailing in your completed, signed and dated proxy card. In addition, you can grant your proxy over the Internet or by telephone, as permitted by Delaware law.

     Whether or not you plan to attend the Annual Meeting, we urge you to grant your proxy by Internet or telephone, or by signing, dating and returning the enclosed proxy card.

          Voting by Internet: If you wish to grant your proxy by Internet, you will need to visit our website at http://www.eproxyvote.com/exbt. At this site, enter your 14-digit Control Number (found on your proxy card) where requested, and follow the instructions provided by the website.

          Voting by telephone: To grant your proxy by telephone, call our toll-free number 1-877-PRX-VOTE (1-877-779-8683) or call collect on a touch-tone phone (1-201-536-8073). Enter your 14-digit Control Number (found on your proxy card) when prompted and follow the recorded instructions.

          Voting by mail: To vote by mail, indicate your voting preference(s) on the enclosed proxy card, sign and date the card, and return it in the postage-prepaid (for the United States only) envelope.

HOW DO I DIRECT MY VOTE IF MY SHARES ARE HELD IN A BROKERAGE ACCOUNT OR BY A BANK OR OTHER NOMINEE?

     If you are the beneficial owner of shares held for you in a brokerage account or by a bank or other nominee, you may direct your vote by submitting voting instructions to your broker, bank or nominee, which will grant a proxy in accordance with your instructions. To direct your vote, you should follow the instructions provided on the voting instructions card provided by your broker, bank or nominee.

     A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. If your broker or bank is participating in that program you may be able to direct the voting of your shares by telephone, by calling the telephone number shown on the voting form that you receive from your broker or bank, or over the Internet at the voting website of ADP Investor Communications (www.proxyvote.com). If your broker or bank participates in a different program and provides different instructions for directing your vote telephonically or over the Internet, you should follow those instructions instead.

WHAT IS THE PURPOSE OF THE TELEPHONE AND INTERNET PROCEDURES?

     The telephone and Internet procedures are designed to authenticate stockholders' identities, to allow stockholders to give their proxy instructions and to confirm that stockholders' instructions have been properly recorded.

ARE THERE ANY ADDITIONAL COSTS IF I GRANT MY PROXY BY TELEPHONE OR OVER THE INTERNET?

     If you grant your proxy over the Internet, you should understand that there may be costs associated with electronic access that you must bear, such as usage charges from Internet access providers and telephone companies.

HOW WILL MY SHARES BE VOTED IF I GRANT MY PROXY?

     If you properly fill in your proxy card and send it to us in time to vote, the proxy holders named on your proxy card will vote your shares as you have directed. If you sign the proxy card but do not make specific choices the proxy holders will vote your shares as recommended by the Board as follows:

     - "FOR" the election of the nominees for director named in Proposal 1;

     - "FOR" ratification of independent accountant selection for fiscal 2002;
       and

     - "FOR" amending the Restated Certificate of Incorporation to authorize a reverse split.

     At the time of mailing, we knew of no matters to be presented for consideration at the Annual Meeting other than those discussed in this Proxy Statement. If any other matter is properly presented the proxy holders will vote in accordance with their best judgment.

MAY I REVOKE MY PROXY?

     If you grant your proxy you may revoke it at any time before it is exercised at the Annual Meeting by any one of the following three ways:

     - filing a written notice of revocation with the Corporate Secretary no later than the meeting date;

     - filing another executed proxy, which bears a later date, with the Corporate Secretary; or

     - attending the Annual Meeting and voting in person. Please note that simply attending the Annual Meeting will NOT revoke your proxy.

CAN I STILL VOTE IN PERSON IF I HAVE ALREADY GRANTED MY PROXY?

     If you plan to attend the Annual Meeting and vote in person, we will give you a ballot at the meeting. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a proxy issued in your name from the broker, bank or nominee indicating that you were the beneficial owner of the shares on March 15, 2002, the record date for voting. Granting your proxy will not affect your right to attend the Annual Meeting and vote in person.

WHO PAYS THE COSTS OF SOLICITING THESE PROXIES?

     Exabyte will pay all costs of soliciting these proxies, including preparing, assembling, printing and mailing the enclosed materials. Our directors and employees may also solicit proxies in person, by telephone or by other electronic means of communication. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy material to their principals. We may reimburse them for expenses.

WHAT IS THE DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTORS FOR NEXT YEAR'S ANNUAL MEETING?

     If you would like to present a proposal for possible inclusion in our proxy statement for the 2003 Annual Meeting of Stockholders, it must comply with the requirements of Rule 14a-8 under the Securities and Exchange Act of 1934, as amended, including the requirement that we must receive it no later than NOVEMBER 22, 2002. Similarly, to present director nominations or stockholder proposals at the meeting, you must provide us with advance written notice, as indicated in our By-laws, by NOVEMBER 22, 2002. Proposals or nominations received after NOVEMBER 22, 2002 will be treated as untimely for purposes of inclusion in our 2003 proxy statement. A copy of our By-laws is available from the Corporate Secretary upon request.

HOW DO I OBTAIN AN ANNUAL REPORT ON FORM 10-K?

     IF YOU WOULD LIKE A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR FISCAL 2001, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, PLEASE WRITE TO:

        Exabyte Corporation
        Investor Relations
        1685 38th Street
        Boulder, Colorado 80301

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

GENERAL

     There are currently six directors on the Board. The Board is divided into three classes. One class is elected at each annual meeting of stockholders for a three-year term. Any vacancies on the Board (including a vacancy created by an increase in the size of the Board) can be filled by either a majority vote of the stockholders or a majority vote of the remaining directors. Any director elected to fill a vacancy serves for the remainder of the term of the class in which he was elected.

     Directors are elected at the Annual Meeting by the holders of a plurality of the shares present in person or represented by proxy and entitled to vote on the matter, which means that the two nominees for director who receive the most affirmative votes will be elected. The proxy holders will vote for the nominees listed below, unless you otherwise direct on your proxy card. If any of the nominees becomes unavailable for election, the proxy holders will vote for a substitute nominee selected by management. The persons nominated for election have agreed to serve if elected. We have no reason to believe that they will not be able to serve.

     There are two directors in the class whose term expires in 2002. These directors are each being nominated for re-election. If elected, the nominees would serve until the 2005 Annual Meeting and until a successor is elected and qualified (or until the director's earlier death, resignation or removal).

BOARD COMMITTEES AND MEETINGS

     During fiscal 2001 (ended December 29, 2001), the Board held twenty-two meetings (including special and telephone meetings). The Board has two standing committees: an Audit Committee and a Compensation Committee. The Board has no standing Nominating Committee. Nominations to the Board are made by the entire Board. Except for Mr. Tankersley, each director attended at least 75% of the Board meetings and committee meetings (of those committees on which he served) that were held during his term in fiscal 2001.

     The Audit Committee meets with Exabyte's independent auditors at least once a year to review the results of the annual audit and discuss the financial statements. The Audit Committee recommends to the Board the independent accountants to be retained and considers the auditors' comments on controls, adequacy of staff and management performance, and other audit and financial control procedures. The Audit Committee, which is currently composed of Messrs. Jones, Behrendt and Pardun, met four times during fiscal 2001.

     The Compensation Committee determines officer and director compensation (including salaries, incentive compensation and stock options) as well as compensation levels for other employees when necessary, and performs other functions related to compensation that the Board assigns to it. The Compensation Committee, currently composed of Messrs. Almon, Behrendt, Jones, Pardun, and Tankersley, met twice during fiscal 2001.

     Biographical information for each of the nominees is provided below, followed by biographical information for each of the remaining directors.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM (EXPIRING AT THE 2005 ANNUAL MEETING OF STOCKHOLDERS)

  THOMAS E. PARDUN

     Mr. Thomas E. Pardun, age 58, has served as a director of Exabyte since April 1995. Mr. Pardun served as Chairman of the Board and Chief Executive Officer of edge2net, Inc., a leading provider of voice, data and video services on its own high-quality global communications network, focusing on the Asian
market, from November 2000 until           . Previously, Mr. Pardun was
President of MediaOne International (previously U.S. West International, Asia-Pacific, a subsidiary of U.S. West, Inc.), an owner/operator of international properties in cable television, telephone services, and wireless communications companies, from May 1996 until his retirement in July 2000. Before joining U.S. West, Mr. Pardun was President of the Central Group for Sprint, as well as President of Sprint's West Division and Senior Vice President of Business Development for United Telecom, a predecessor company to Sprint. Mr. Pardun also held a variety of management positions during a 19-year tenure with IBM, concluding as Director of product line evaluation. Mr. Pardun also serves as a director of Western Digital Corporation and it subsidiary companies.

  JUAN A. RODRIGUEZ

     Mr. Juan A. Rodriguez, age 61, has served as a director of Exabyte since November 2001, and has served as its interim Chief Executive Officer and President since January 2002. Mr. Rodriguez co-founded Ecrix Corporation in 1996 and was its Chairman of the Board and Chief Executive Officer since 1996. Mr. Rodriguez co-founded Storage Technology Corporation in 1969 after several years as an IBM tape technology engineer. While at Storage Technology Corporation, he served in vice presidential and general manager roles over Engineering, Hard Disk Operations and Optical Disk Operations. In 1985, Mr. Rodriguez co-founded Exabyte Corporation, where he held the positions of chairman, president and CEO. Mr. Rodriguez also serves on the Board of Directors for Colorlink. Mr. Rodriguez is a professor for the University of Colorado College of Engineering.

     THE BOARD RECOMMENDS A VOTE IN FAVOR OF EACH OF THE NOMINEES NAMED ABOVE

DIRECTOR CONTINUING IN OFFICE UNTIL THE 2003 ANNUAL MEETING

  WILLIAM J. ALMON, SR.

     Mr. William J. Almon, Sr., age 69, has served on Exabyte's Board of Directors since November 2001. Mr. Almon previously served on Ecrix's Board of Directors from 1999 to November 2001. Mr. Almon spent 30 years with IBM holding Executive Positions in both software and hardware management. After IBM, he served as President of Conner Peripherals, Inc. from 1989 to 1993 and founded StorMedia Inc. in 1994. StorMedia filed for bankruptcy protection in 1998. Most recently, he was Managing Director of Netfish Technologies from 1999 to May 2001, when it was acquired by Iona Technologies PLC. He has served as a director of Read Rite Corporation (an independent supplier of magnetic recording heads for the hard disk drive market) since 1994, and Sigma Designs (a digital video decoding company marketing digital video decoding products for use with personal computers and other consumer information appliances) since 1994.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2004 ANNUAL MEETING

  PETER D. BEHRENDT

     Mr. Peter D. Behrendt, age 63, joined Exabyte in July 1987 as President and director. Mr. Behrendt was the Company's Chairman of the Board from January 1992 until January 1998. He served as President until January 1997, and Chief Executive Officer from July 1990 until January 1997. Prior to joining the Company, Mr. Behrendt held various executive positions during 26 years with IBM, including director of quality and product assurance for the information systems and communications group and product manager of the electronic typewriter business. Mr. Behrendt was also responsible for product and business planning for IBM's tape and disk offerings. Mr. Behrendt currently serves as Chairman of Troika Networks, a position he has held since September 2000. Troika Networks produces hardware and software for network management. He also serves as a director of Western Digital Corporation and Infocus Systems Corporation, as well as several private companies.

  A. LAURENCE JONES

     Mr. A. Laurence Jones, age 49, has served as a director of Exabyte since May 1998, and was appointed non-executive Chairman of the Board in January 2002. He is currently the principal of Aegis Management, LLC, which provides high-level management consulting services. Mr. Jones served as President of Messagemedia, Inc., a provider of advanced messaging systems for Internet commerce, from March 1999 until January 2002. Previously, Mr. Jones served as an independent operating affiliate of McCown DeLeeuw and Co., a private equity firm, from January 1998 to February 1999 and served as chairman of SARCOM, a national IT services company. From 1993 to 1998 Mr. Jones served as President and Chief Executive Officer of Neonatal Service, Inc., a direct marketing services company with lead investor Hicks, Muse, Tate and

Furst. Mr. Jones also served as President and Chief Executive Officer of GovPX, Inc., a leading financial information services provider from 1991 to 1993. From 1987 to 1991 Mr. Jones was with Automatic Data Processing and from 1977 to 1987 he was with Wang Laboratories. Mr. Jones also serves as a director of CCI/ Triad, a private computer services company, Realm Corporation, a private real estate software company, and Fulcrum Analytics, a CRM services company.

  G. JACKSON TANKERSLEY, JR.

     Mr. G. Jackson Tankersley, Jr., age 52, has served on Exabyte's Board of Directors since November 2001. Mr. Tankersley previously served on Ecrix's Board of Directors from 1996 until November 2001. He is a co-founder and principal of Meritage Private Equity Funds, a Denver-based firm with more than $475 million of committed capital under management that invests exclusively in the communications industry. Previously, Mr. Tankersley co-founded The Centennial Funds in 1981 and served as either its chief executive officer or chief investment officer until 1997. He began his career at Continental Illinois Bank in 1974 and joined its venture capital subsidiary in 1978. Mr. Tankersley also serves on the boards of directors of several private companies, some of which are Meritage portfolio companies.

                                   PROPOSAL 2

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

     The Board has selected PricewaterhouseCoopers LLP as Exabyte's independent accountants for fiscal 2002 (ending December 28, 2002). The Board has directed that we submit this selection for ratification by the stockholders at the Annual Meeting.

     PricewaterhouseCoopers has audited Exabyte's financial statements since Exabyte was first incorporated. We expect a representative of PricewaterhouseCoopers to be present at the Annual Meeting to make a statement if he so desires and to respond to any appropriate questions.

     Stockholder approval of the selection of the accountants is not required by our By-laws or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers to the stockholders for approval because it believes it is good corporate practice to do so. If the stockholders fail to approve this proposal, the Board will consider whether to retain PricewaterhouseCoopers, but the final decision rests entirely with the Audit Committee and the Board. Additionally, even if the selection is ratified, the Board may appoint a different independent auditing firm at any time during the year if it determines that doing so would be in the best interests of Exabyte and its stockholders.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter is required to ratify the selection of PricewaterhouseCoopers.

     THE BOARD RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2

                                   PROPOSAL 3

                         AUTHORIZATION OF REVERSE SPLIT

     The Board has unanimously adopted a resolution approving and recommending to the stockholders for their approval an amendment to Article 4 of our restated certificate of incorporation authorizing a reverse split of the outstanding shares of our common stock on the basis of one post-split share for up to each presently outstanding ten shares. This means that if the reverse split is effected you will be deemed to hold one share of Exabyte common stock for up to every ten shares that you currently hold. A copy of the proposed amendment is attached to this proxy statement as Appendix B.

     Whether to actually effect the reverse stock split and the exact ratio of the reverse stock split will be determined by our Board at its discretion based on the prevailing market conditions, what the Board believes is beneficial for Exabyte, and whether our common stock has maintained a minimum bid of $1.00 per share for ten consecutive trading days for the reason explained below. We are asking you to approve an amendment to the restated certificate of incorporation with the ratio for the reverse stock split to be in the range from no change to one share for more than one and up to 10 shares, and with the Board having the authority to give its final approval to a specific ratio.

     By approving the proposed reverse stock split, you will be authorizing the Board of Directors to:

     - determine the exact ratio of the reverse split so long as it is between no change and up to one-for-ten; and

     - implement the reverse stock split at any time before May 15, 2003; or

     - abandon the reverse stock split at any time prior to that date.

     If the amendment to effect the reverse stock split has not been filed with the Delaware Secretary of State by the close of business on May 15, 2003, the Board of Directors will either resolicit stockholder approval or abandon the reverse stock split.

     Even if the reverse split proposal is approved, the Board may decide not to effect the reverse split if it determines that it is in the best interests of Exabyte and its stockholders.

REASONS FOR THE REVERSE STOCK SPLIT

     If we were to implement a reverse split, our primary purpose would be to increase the trading price of our common stock to facilitate the continued listing of our common stock for quotation on the Nasdaq National Market ("Nasdaq"). On March 5, 2002, we received a notice from Nasdaq that our common stock would be subject to delisting as a result of our failure to satisfy the $1.00 per share minimum bid price requirement for 30 consecutive trading days, unless our common stock has a bid price of at least $1.00 for at least 10 consecutive trading days prior to June 3, 2002. If we do not effect the reverse stock split in time to meet the this minimum bid price requirement, we plan to request a hearing regarding the possible delisting from Nasdaq and present the reverse stock split as one of the reasons for continued listing.

     Since January 18, 2002, the closing price per share of our common stock on the Nasdaq National Market has been less than $1.00 per share. The Board believes that if stockholders approve the proposed amendment and the Board decides to effect a reverse stock split, our stock price should increase to over the $1.00 per share minimum bid price. However, we cannot guarantee that even with the reverse stock split, we will meet or maintain all of Nasdaq's continued listing criteria in the future, or that the price for shares of our common stock after the reverse stock split will increase in proportion to the ratio of the reverse stock split.

     Delisting from the Nasdaq National Market would likely significantly decrease the liquidity of Exabyte common stock, which could reduce the trading price and increase the transaction costs of trading shares of our common stock.

     In November 2001, our stockholders authorized the Board to effect the same type of reverse stock split. This earlier authorization expires May 15, 2002. The Board believes that it may need to make a decision regarding the reverse stock split after May 15, 2002.

POTENTIAL EFFECTS OF THE REVERSE STOCK SPLIT

     A reverse stock split, if implemented, would reduce the number of shares of common stock outstanding and potentially increase the trading price of our common stock. However, we cannot predict the effect of any reverse stock split upon the market price of our common stock. The history of reverse stock splits for companies in similar circumstances varies. We cannot assure you that the trading price of our common stock after the reverse stock split will rise in exact proportion to the reduction in the number of shares of our common stock outstanding. Also, as stated above, we cannot assure you that a reverse stock split would lead to a sustained increase in the trading price of our common stock, that the trading price would remain above the thresholds required by Nasdaq, or that we will continue to meet the other continued listing requirements of Nasdaq. The trading price of our common stock may change due to a variety of other factors, including our operating results, other factors related to our business and general market conditions.

     The approximate number of shares of common stock that would be outstanding as a result of the proposed reverse stock split, based on 33,335,601 shares of common stock outstanding as of March 15, 2002, would be as low as 3,333,560 if a 1:10 split were effected. The resulting decrease in the number of shares of our common stock outstanding could potentially impact the liquidity of our common stock on Nasdaq, especially in the case of larger block trades.

     The reverse stock split, if implemented, would not change the number of authorized shares of common stock as designated by Exabyte's restated certificate of incorporation. Therefore, because the number of issued and outstanding shares of common stock would decrease, the number of shares remaining available for issuance under Exabyte's authorized pool of common stock would increase.

EFFECTS ON OWNERSHIP BY INDIVIDUAL STOCKHOLDERS

     If we implement a reverse stock split, the number of shares of common stock you hold would be reduced by dividing the number of shares held immediately before the reverse split by the number fixed for the reverse split by the Board, and then rounding down to the nearest whole share. We will pay you cash in lieu of any fractional interest in a share to which you would otherwise be entitled, as described in further detail below. The reverse stock split would affect our common stock uniformly and would not affect your percentage of ownership interests in Exabyte or proportionate voting power, except to the extent that interests in fractional shares would be paid in cash.

     Effect on Preferred Stock, Options, Warrants, Convertible Notes and Other Securities. In addition, all the terms of outstanding shares of preferred stock, options, warrants, convertible notes, and other securities of Exabyte entitling their holders to purchase or convert into shares of our common stock would be adjusted as a result of the reverse stock split, as required by the terms of these securities. In particular, the conversion ratio for each security would be reduced, and the exercise price for each security, as applicable, would be increased, in accordance with the terms of such security. None of the other rights currently accruing to holders of the common stock, preferred stock, options, warrants, notes, or other securities convertible into common stock, would be affected by the reverse stock split.

     Other Effects on Outstanding Shares. If we implement a reverse stock split, the rights and preferences of the outstanding shares of common stock would remain the same after the reverse stock split. Each share of common stock issued pursuant to the reverse stock split would be fully paid and nonassessable.

     The reverse stock split would result in some stockholders owning "odd-lots" of less than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd-lots may be higher than the costs of transactions in "round-lots."

     Our common stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended. As a result, we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed reverse stock split would not affect the registration of the common stock under the Exchange Act.

PROCEDURE FOR EFFECTING THE REVERSE STOCK SPLIT AND EXCHANGE OF STOCK
CERTIFICATES

     If you approve the proposed amendment to our certificate of incorporation, the Board would implement the reverse stock split at its discretion, determine the exact ratio of the reverse split and file the amendment to the certificate of incorporation with the Delaware Secretary of State. The reverse stock split would become effective on the date specified in the amendment.

     As of the effective date of the reverse stock split, we would consider, for all corporate purposes, each certificate representing shares of our common stock before the reverse stock split to represent the reduced number of shares of common stock resulting from the reverse stock split. All shares of preferred stock, options, warrants, convertible debt instruments and other securities also would be automatically adjusted on the effective date.

     We expect that our transfer agent would act as the exchange agent for a reverse stock split. As soon as practicable after the effective date, we would notify you that the reverse split has been implemented. You would receive a letter of transmittal requesting you to exchange your stock certificates for stock certificates reflecting the appropriately adjusted number of shares. If your shares are held in brokerage accounts or "street name" you would not need to take any further actions to exchange your certificates. We would not issue new certificates to you until you have first surrendered your outstanding certificate(s) together with the properly completed and executed transmittal letter to the exchange agent. Until surrender, each certificate representing shares before the reverse stock split would continue to be valid and would represent the adjusted number of shares based on the exchange ratio of the reverse stock split, rounded down to the nearest whole share. You should not destroy any stock certificate and should not submit any certificates until you receive a letter of transmittal.

FRACTIONAL SHARES

     We would not issue fractional shares in connection with the reverse stock split. If you would otherwise be entitled to receive fractional shares because you hold a number of shares not evenly divisible by the exchange ratio, you would instead receive cash upon surrender of the certificates as described in the section above. The cash amount would equal the resulting fractional interest multiplied by the closing trading price of our common stock on the effective date of the reverse stock split.

ACCOUNTING CONSEQUENCES

     The reverse stock split will not affect the par value of our common stock. As a result, on the effective date of the reverse stock split, we will reduce the common stock account on our balance sheet down to no less than 10% of its present amount, and credit the capital in excess of par value account by the same amount. We will increase the per share net income or loss and net book value of our common stock because there will be fewer shares of our common stock outstanding.

U.S. FEDERAL INCOME TAX CONSEQUENCES

     For your convenience, we offer the following summary of material U.S. federal income tax consequences of a reverse stock split to the stockholders of Exabyte. This summary may be incomplete. It does not discuss any state, local, foreign or minimum income or other tax consequences, if any. Also, it does not address the tax consequences to holders that are subject to special tax rules, including but not limited to banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of March 22, 2002 (which may change retroactively or prospectively). This summary also assumes that the shares you hold are a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (generally, property held for investment is regarded as a capital asset). Your tax treatment may vary depending upon your particular facts and circumstances. We urge you to consult with your tax advisor in analyzing the consequences of the reverse stock split.

     Other than the cash payments made in exchange for fractional shares discussed above, you should not recognize a gain or loss upon the exchange of shares pursuant to a reverse stock split, if implemented. The aggregate tax basis of the shares received in the reverse stock split, including any fraction of a share deemed to have been received, would be the same as your aggregate tax basis in the shares exchanged. If you receive cash upon redemption of fractional share interests, you should recognize gain or loss equal to the difference between the amount of cash received and your adjusted basis in the fractional share interests redeemed. The U.S. federal income tax liabilities generated by the receipt of cash in lieu of a fractional interest should not be material in amount in view of the low value of the fractional interest. The holding period for the shares received pursuant to the reverse stock split would include the period during which you held the shares surrendered in the stock split.

     Our beliefs regarding the tax consequence of a reverse stock split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above. The state and local tax consequences of the reverse stock split may vary significantly as to each stockholder, depending upon the state in which he or she resides.

     THE BOARD RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3

                        BENEFICIAL OWNERSHIP COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Exabyte's directors and executive officers, as well as persons who own more than 10% of Exabyte's common stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

     To our knowledge, all such Section 16(a) filing requirements were complied with during fiscal 2001. This statement is based solely on a review of reports furnished to Exabyte and written representations that no other reports were required during fiscal 2001.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table provides certain information regarding the ownership of Exabyte's common stock as of March 15, 2002 by:

     - each director;

     - each executive officer named in the Summary Compensation Table;

     - all of Exabyte's directors and the named Executive Officers as a group;
       and

     - all those known to be beneficial owners of more than five percent of Exabyte's common stock.

                                                              BENEFICIAL OWNERSHIP(1)
                                                              -----------------------
                                                              NUMBER OF    PERCENT OF
BENEFICIAL OWNER                                                SHARES       TOTAL
----------------                                              ----------   ----------
Meritage Investment Partners LLC(2)(7)......................   8,444,445      22.2%
  1600 Wynkoop
  Suite 300
  Denver, CO 80202
State of Wisconsin Investment Board(3)......................   4,495,900      13.0%
  P.O. Box 7842
  Madison, WI 53707
First Pacific Advisors, Inc.(4).............................   3,597,700      10.8%
  11400 West Olympic Boulevard
  Suite 1200
  Los Angeles, CA 90064
Centennial Holdings VI, LLC(5)..............................   2,889,442       8.2%
  1428 15th Street
  Denver, CO 80202
Juan A. Rodriguez(6)(7).....................................     502,106       1.5%
William J. Almon, Sr.(6)(7).................................   1,119,384       3.3%
Peter D. Behrendt(6)(9).....................................     446,540       1.3%
A. Laurence Jones(6)........................................      25,800         *
Thomas E. Pardun(6).........................................      62,200         *
G. Jackson Tankersley, Jr.(6)(7)(9).........................   8,641,852      22.8%
Stephen F. Smith(6).........................................     216,464         *

                                                              BENEFICIAL OWNERSHIP(1)
                                                              -----------------------
                                                              NUMBER OF    PERCENT OF
BENEFICIAL OWNER                                                SHARES       TOTAL
----------------                                              ----------   ----------
Kelly J. Beavers(6)(10).....................................     391,317       1.2%
John D. Gardner(6)..........................................      87,373         *
K. John Stahl(6)............................................      12,000         *
William L. Marriner(6)(11)(12)..............................     638,451       1.9%
Farouk Al-Nasser(6)(12).....................................      15,000         *
Manfred Benecken(6)(12).....................................       3,800         *
All named Executive Officers and Directors as a group (13
  persons)(13)..............................................  31,718,812      65.7%

---------------

  *  Less than one percent.

 (1) This table is based upon information supplied by officers, directors and principal stockholders and by Schedules 13D and 13G, if any, filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the stockholders named in this table has sole power to vote and dispose of the shares indicated as beneficially owned. As required by Rule 13d-3(d), each beneficial owner named in the table is deemed to be the beneficial owner of shares that person has the right to acquire beneficial ownership of within 60 days of March 15, 2002. Applicable percentages are based on 33,335,601 shares outstanding on March 15, 2002, adjusted as required by Rule 13d-3(d)(1).

 (2) This information is based on a Schedule 13D, dated November 29, 2001, filed with the SEC by Meritage Private Equity Fund, L.P. ("Meritage Fund"), a private equity investment fund, and a Schedule 13D, dated November 29, 2001, filed with the SEC by Meritage Investment Partners, LLC ("Meritage Investment"), a manager of private equity investment funds and the sole general partner of Meritage Fund. Includes 3,507,200 shares of common stock and 3,896,890 shares of Series H Preferred stock directly beneficially owned by Meritage Fund, and 492,800 shares of common stock and 547,555 shares owned indirectly beneficially by Meritage Investment through two other funds in which it is the sole general partner. Meritage Fund is shown to have sole voting and dispositive power over 7,404,090 shares, representing 19.9% of the common stock. Meritage Investment is shown to have sole voting and dispositive power over all the shares.

 (3) This information is based on a Schedule 13G, dated February 15, 2002, filed with the SEC by State of Wisconsin Investment Board ("SWIB"), a government agency which manages public pension funds. SWIB is shown to have sole voting and dispositive power over all shares. Also includes 1,250,000 shares of common stock issuable upon conversion of 1,500,000 shares of Series G Preferred, held by SWIB.

 (4) This information is based on a Schedule 13G, dated February 11, 2002, filed with the SEC by First Pacific Advisors, Inc. ("First Pacific") and a
     Schedule 13G, dated February 11, 2002, filed with the SEC by FPA Capital Fund, Inc. ("FPA"), an investment fund managed by First Pacific. First Pacific is shown to have shared voting power over 1,323,400 shares, sole voting power over no shares and shared dispositive power over all shares. FPA is shown to have sole voting and shared dispositive power over 1,650,000 shares, representing 4.9% of the common stock.

 (5) This information is based on a Schedule 13G, dated February 14, 2002, filed with the SEC by Centennial Fund VI, L.P. ("Centennial Fund"), a private equity investment fund, and a Schedule 13G, dated February 14, 2002, filed with the SEC by Centennial Holdings VI, LLC, ("Centennial Holdings"), the sole general partner of Centennial Fund. Includes 1,956,07 shares of Series H Preferred stock directly beneficially owned by Centennial Fund, and 21,237 shares of common stock and 58,682 shares of Series H Preferred stock owned indirectly beneficially by another fund in which Centennial Holdings is the sole general partner. Centennial Fund shown to have sole voting and dispositive power over 2,805,707 shares, representing 7.9% of the common stock. Centennial Holdings is shown to have sole voting and dispositive power over all the shares.

 (6) Includes shares issuable upon the exercise of outstanding stock options that are exercisable within 60 days of March 15, 2002, as follows: Mr. Rodriguez, 124,000 shares; Mr. Almon, 9,384 shares; Mr. Behrendt, 19,200 shares; Mr. Jones, 25,800 shares; Mr. Pardun, 41,200 shares; Mr. Tankersley, 2,400 shares; Mr. Smith, 199,600 shares; Mr. Gardner, 84,373 shares; Mr. Stahl, 12,000 shares; Mr. Marriner, 522,200 shares; Dr. Al-Nasser, 0 shares; and Mr. Benecken, 0 shares.

 (7) Includes shares underlying Series H preferred stock as follows: Meritage Investment Partners LLC, 4,444,445 shares; Centennial Holdings VI, LLC, 2,014,756 shares; Mr. Rodriguez, 250,000 shares; Mr. Almon, 1,000,000 shares; and Mr. Tankersley, 4,575,983 shares.

 (8) Includes 4,420 shares held by Mr. Behrendt's spouse as custodian for the benefit of his children.

 (9) Includes the shares listed for Meritage Investment Partners LLC under footnote 2, as to which Mr. Tankersley has voting and dispositive power by virtue of being the managing member of Meritage Investment Partners, LLC. Mr. Tankersley disclaims beneficial ownership of such shares. Also includes the following shares held by the following entities: Millennial Holdings LLC, 29,853 shares of common stock and 76,881 shares of Series H preferred stock; The Millennial Fund, 12,212 shares of common stock and 21,773 shares of Series H preferred stock; and Tankersley Family Limited Partnership, 21,404 shares of common stock and 32,884 shares of Series H preferred stock. Mr. Tankersley is the managing member of Millennial Holdings LLC and sole general partner of Tankersley Family Limited Partnership and may be deemed to posses voting and dispositive power over shares held by such entities. Mr. Tankersley disclaims beneficial ownership of all such shares. The Millennial Fund is not a separate legal entity and Mr. Tankersley is the direct beneficial owner of all shares held in that name.

(10) Includes 32,336 shares held by Mr. Beaver's children and 6,687 shares held by Ecrix Investors, LLC, in which Mr. Beavers is the manager. Mr. Beavers disclaims beneficial ownership of the shares held by Ecrix Investors, LLC.

(11) Includes 25,000 shares held by Mr. Marriner's spouse.

(12) Mr. Marriner ceased to be a director and executive officer in January 2002. Dr. Al-Nasser and Mr. Benecken ceased to be executive officers in March 2001.

(13) Includes shares described in the notes above, as applicable.

                        COMPENSATION COMMITTEE REPORT(1)

COMPENSATION COMMITTEE POLICIES

     The Compensation Committee (the "Committee") is composed of Exabyte's five non-employee directors. The Committee is responsible for establishing and administering the policies that govern compensation of executive officers. Due to the increasingly competitive demand for superior executive talent, Exabyte's executive compensation program has been designed to attract, retain, motivate and appropriately reward executive officers capable of leading Exabyte to meet its business objectives and to enhance long-term stockholder value. Compensation for Exabyte's executive officers includes the following key elements:

     - base salary;

     - incentive bonus awards; and

     - stock option awards (long-term compensation).

     Base salary is determined primarily as a function of competitive salary levels. The Committee annually reviews the executive officers' salaries and compares them with the salary levels of executives in similar capacities and industries. The Committee then establishes salary levels for the executive officers based in large part on the results of that review.

     In establishing an executive officer's bonus plan opportunity, the Committee takes into account each executive officer's position and level of responsibility. Incentive bonus award payouts are based upon Exabyte's performance as measured by actual achievement against the annual operating plan approved by the Board of Directors during the previous fiscal year.

     In establishing an executive officer's level of stock option grant, the Committee takes into account the executive officer's performance during the previous fiscal year, his potential to influence the operations of Exabyte in the future and the performance of Exabyte during the previous fiscal year. In particular, the Committee looks at criteria such as Exabyte's:

     - financial performance;

     - stock performance;

     - long-term strategic decisions; and

     - response to a rapidly changing competitive environment.

     The Committee does not base its considerations on any single performance factor nor does it specifically assign relative weights to factors, but rather considers a mix of factors and evaluates both Exabyte's and the individual's performance against that mix.

     Base Salary: Executive officers' base salaries for the current year are determined annually at the first Committee meeting of that year. To determine the salary level for each executive officer, the Committee evaluates that officer's position and the Radford Study results (described below).

     The Radford Study contains the results of independent surveys comparing the compensation paid to executive officers of companies with revenues comparable to the revenues of the Company. One survey also includes a separate comparison of 40 companies that are in the computer/peripherals business, including some of Exabyte's competitors. The Committee considers the companies included in the Radford Study, particularly those listed in the smaller survey, to be similar to Exabyte and, therefore, a relevant competitive

---------------

(1) The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of Exabyte under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

framework for purposes of compensation decisions. There is little correlation between the companies included in the Radford Study and the companies included in the industry group index used in the Performance Graph.

     After careful consideration of the Radford Study and each executive officer's position, in January 2001 the Committee determined that the CEO and other executive officers would not receive an increase in base salary for 2001. The Committee instead intended to provide for a greater opportunity to be created in stock option incentives awarded to the executive officers in 2001 to more closely align individual compensation with company stock performance.

     Incentive Bonus Award: The annual incentive bonus plan for the executive officers is determined at the first Committee meeting of each year and any amounts due under the plan are paid to the executive officers in February of the following year. The amount of bonus paid depends on the level of attainment of pre-tax income targets established by the annual operating plan, which is adopted by the Board at the first meeting of each year.

     Under the 2001 bonus plan, executive officers were eligible to receive up to 200% of their potential bonus to the extent that Exabyte attained pre-tax income levels targeted in the 2001 annual operating plan. The bonus plan payout schedule was as follows: No bonus will be paid if Pretax Income is less than $0 (a loss). For Pretax Income of $1.5 million, 100% of the "on plan" bonus will be awarded. For Pretax Income of $3 million, 150% of the "on plan" bonus will be awarded. For Pretax Income of $6 million or more, 200% of the "on plan" bonus will be awarded.

     Because Exabyte did not achieve a profit in 2001, no bonuses were paid to executive officers in 2002 under the 2001 bonus plan.

     Stock Option Awards: The third component of executive compensation is the award of stock options. The Committee has used the grant of options under the Incentive Stock Plan to underscore the common interests of stockholders and management. Options granted to executive officers are intended to provide a continuing financial incentive to maximize long-term value to stockholders and to motivate executive officers to focus on long-term strategic objectives.

     In determining the size of an option to be granted to an executive officer, the Committee takes into account the executive officer's position and level of responsibility within Exabyte, the executive officer's existing stock options and unvested option holdings, the potential reward to the executive officer if the stock price appreciates in the public market, as well as the results of the Radford Study. The Committee believes that long-term incentive compensation should constitute a significant component of compensation for executive officers.

     In addition to the factors listed above, in January 2001, and again in November 2001, the Committee assessed each executive officer's individual performance during 2000 and 2001 and his potential to influence the operations of Exabyte in the future. As a result of these factors, the Committee granted options at levels ranging from 150,000 shares to 300,000 shares in February 2001 and 125,000 to 300,000 shares in November 2001 to executive officers to purchase common stock. The exercise price for each grant is equal to the closing price of the stock on the date of grant. Exabyte's option grants vest typically over 50 months, however the February 2001 option grants vest in four installments over 24 months. Option grants are only of value to the extent vested, and only if the stock price has appreciated above the exercise price.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. William L. Marriner's salary, bonus and stock option awards for 2001 follow the policies and methodologies set forth above. Following a review of the Company's performance, as well as information contained in the Radford Study, the Committee did not approve an increase in Mr. Marriner's base salary from his 2000 level. The Committee instead awarded Mr. Marriner an option to acquire a total of 300,000 shares each in February and November 2001, based on a review of Mr. Marriner's current position and responsibilities, his existing stock options, and his potential to influence the operations of Exabyte in the future. For the reasons discussed in the Incentive Bonus Award section above, Mr. Marriner was not awarded a bonus under the 2000 bonus plan. Mr. Marriner resigned his position in January 2002. As a result, the

Committee approved a separation package for Mr. Marriner which includes salary, bonus, benefit and stock option considerations for Mr. Marriner.

DEDUCTIBILITY OF COMPENSATION

     Section 162(m) of the Internal Revenue Code of 1986 generally imposes on Exabyte an annual corporate deduction limitation of $1 million on the compensation of certain executive officers. Compensation in excess of $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. Exabyte has not adopted a policy with respect to the treatment of all forms of compensation under Section 162(m) of the Code. However, the Compensation Committee has determined that stock options and rights granted under the Incentive Stock Plan with an exercise price at least equal to the fair market value of Exabyte's common stock on the date of grant should, where practicable, be treated as "performance-based compensation." To that end, the Incentive Stock Plan provides that no employee may be granted stock options under the Incentive Stock Plan during a calendar year to purchase in excess of 500,000 shares of common stock.

                                          COMPENSATION COMMITTEE:

                                          Thomas E. Pardun, Chairman
                                          William J. Almon, Sr.
                                          Peter D. Behrendt.
                                          A. Laurence Jones
                                          G. Jackson Tankersley, Jr.

                           COMPENSATION OF DIRECTORS

     Each director who is not an employee of Exabyte receives $15,000 as an annual retainer for his services as a director. In addition, non-employee directors receive $1,500 for each Board meeting they attend in person and $250 for each committee meeting they attend in person, as well as for each telephone Board meeting in which they participate. These fees have remained unchanged from the previous year. Non-employee directors received an aggregate of $127,000 for their services rendered to Exabyte during fiscal 2001. Non-employee directors are also reimbursed for out-of-pocket travel expenses in connection with their attendance at Board meetings.

     In February 2002 the Board determined that future meeting fees would be paid out in shares of restricted common stock instead of cash. The closing stock price on the day of each meeting will be used to determine the number of shares to be granted to each director. The shares will not be issued on the day of the meeting, but will accumulate until the year the end of the year, at which time the total number of shares of restricted common stock will be issued to each director.

     Non-employee directors receive options under the Incentive Stock Plan. On January 27th of each fiscal year, each non-employee director who has been a non-employee director for at least three months is automatically granted an option to purchase 5,000 shares of common stock. Each newly elected non-employee director, upon initial election to the Board, receives an option to purchase 10,000 shares. The exercise price of these options equals the fair market value of the stock on the date of grant. The options vest at the rate of 2% per month beginning one month following the date of grant. Directors are also eligible to receive discretionary grants of options under the Incentive Stock Plan. During fiscal 2001, options covering an aggregate of 127,934 shares were granted to non-employee directors as a group with a weighted average exercise price per share of $1.44. Of the options granted to directors, grants covering an aggregate of 92,934 shares were discretionary grants.

                            SUMMARY OF COMPENSATION

     The following table provides, for fiscal 2001 (ended December 29, 2001), fiscal 2000 (ended December 30, 2000) and fiscal 1999 (ended January 1, 2000), certain summary information concerning compensation paid to or earned by Exabyte's Chief Executive Officer, the two most highly compensated executive officers at the end of fiscal 2001 (who made in excess of $100,000 during fiscal
2001), and three former executive officers who ceased employment with Exabyte during fiscal 2001 and fiscal 2002 but were among the four most highly compensated officers during fiscal 2001 (collectively, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM
                                                                         COMPENSATION
                                                                            AWARDS
                                                                         -------------
                                                 ANNUAL COMPENSATION      SECURITIES      ALL OTHER
                                               -----------------------    UNDERLYING     COMPENSATION
NAME AND PRINCIPAL POSITION             YEAR   SALARY($)(1)   BONUS($)   OPTIONS(#)(2)    ($)(3)(4)
---------------------------             ----   ------------   --------   -------------   ------------
Juan A. Rodriguez(5)(6)...............  2001      28,409         0          200,000           262
  Interim Chief Executive Officer
  and President
Craig G. Lamborn(5)...................  2001      31,635         0          150,000            49
  Vice President and
  Chief Financial Officer
Stephen F. Smith......................  2001     194,306         0          275,000         7,698
  Vice President, General Counsel       2000     217,692         0           55,000(12)     1,518
  and Secretary                         1999     199,230         0           30,000         6,142
Kelly J. Beavers(5)...................  2001      33,995         0          150,000            55
  Vice President, Marketing
John D. Gardner(7)....................  2001     228,274(8)      0          192,538         6,730
  Vice President, Sales
William L. Marriner(9)................  2001     329,146         0          600,000         7,155
  Former Chairman of the Board, Chief   2000     357,115         0          140,000(12)     1,084
  Executive Officer & President         1999     333,461         0           50,000         5,325
Farouk Al-Nasser(10)..................  2001     139,750(11)     0          150,000         3,982
  Vice President, General Manager       2000     267,317         0           70,000(12)     3,406
  Data Storage Products                 1999     238,844         0           40,000         8,392
Manfred Benecken(10)..................  2001     127,503(11)     0          150,000           619
  Vice President, General Manager       2000     217,692         0           55,000(12)     4,993
  Quality and Support Services          1999     197,115         0           30,000         2,268

---------------

 (1) Includes amounts earned but deferred at the election of the Named Executive Officers under the 401(k) plan.

 (2) We have not granted any SARs or restricted stock awards.

 (3) As permitted by SEC rules, we have not shown amounts for certain perquisites where the amounts do not exceed the lesser of 10% of bonus plus salary or $50,000.

 (4) Includes matching payments by Exabyte under the 401(k) plan for 2001 as follows: Mr. Rodriguez, $0; Mr. Lamborn, $0; Mr. Smith, $5,950; Mr. Beavers, $0; Mr. Gardner, $5,950; Mr. Marriner $5,590; Dr. Al-Nasser, $2,835; and Mr. Benecken, $0; as well as the dollar value of executive life insurance premiums paid by Exabyte in 2001 for the benefit of the Named Executive Officers as follows: Mr. Rodriguez, $262; Mr. Lamborn, $49; Mr. Smith, $1,748; Mr. Beavers, $55; Mr. Gardner, 780; Mr. Marriner $1,205; Dr. Al-Nasser, 1,147; and Mr. Benecken, $619.

     2000 compensation includes the dollar value of executive life insurance premiums paid by Exabyte in 2000 as follows: Mr. Smith, $1,518; Mr. Marriner, $1,804; Dr. Al-Nasser, $3,406; and Mr. Benecken,

     $1,811. Also includes $3,182 reimbursed to Mr. Benecken for various legal and auditing fees. There were no matching payments by Exabyte under the 401(k) plan for 2000.

     1999 compensation includes matching payments by Exabyte under the 40l(k) plan for 1999 as follows: Mr. Smith, $4,000; Mr. Marriner, $4,000; Dr. Al-Nasser, $4,000; and Mr. Benecken, $0; as well as the dollar value of executive life insurance premiums paid by Exabyte in 1999 for the benefit of the Named Executive Officers as follows: Mr. Smith, $2,142; Mr. Marriner, $1,325; Dr. Al-Nasser, $4,392; and Mr. Benecken, $2,268.

 (5) Messrs. Rodriguez, Lamborn and Beavers became executive officers of Exabyte as a result of the business acquisition of Ecrix Corporation on November 9, 2001. All compensation amounts shown for these individuals include only compensation received after November 9, 2001.

 (6) Mr. Rodriguez was elected Interim Chief Executive Officer and President on January 20, 2002.

 (7) Mr. Gardner was elected as an executive officer on November 9, 2001. Prior to that date, Mr. Gardner did not serve as an executive officer of Exabyte.

 (8) Includes $109,387 in commissions paid to Mr. Gardner for 2001.

 (9) Mr. Marriner resigned his position as Chairman of the Board, Chief Executive Officer and President on January 20, 2002.

(10) Messrs. Al-Nasser and Benecken were elected as executive officers on May 10, 1999. Prior to that date, they did not serve as executive officers of Exabyte. Effective March 15, 2001, Messrs. Al-Nasser and Benecken ceased to be executive officers of Exabyte.

(11) Includes severance payments equal to 13 weeks of executive's base compensation as of March 15, 2001.

(12) Includes options granted pursuant to the CreekPath Systems, Inc. 2000 Stock Option Plan as follows: Mr. Smith, 10,000 shares; Mr. Marriner, 50,000 shares; Dr. Al-Nasser, 10,000 shares; and Mr. Benecken, 10,000 shares.

                           OFFICER SEVERANCE PROGRAM

     Exabyte has a severance program under which officers and other specified employees are eligible to receive severance payments in the event their employment is terminated within one year after certain changes in control of Exabyte. The amounts payable under the severance program vary depending upon the position of the terminated officer or employee. The severance program limits the amount payable to up to 12 months of compensation and further provides for the accelerated vesting of outstanding stock options held by the terminated officer or employee. Exabyte believes that the business acquisition of Ecrix Corporation did not constitute a change in control of Exabyte under this severance policy.

                              INCENTIVE STOCK PLAN

     The Board adopted the Incentive Stock Plan in January 1987. As a result of a series of amendments, as of March 15, 2002 there were 9,500,000 shares of common stock authorized for issuance under the Incentive Stock Plan. The Incentive Stock Plan provides for the grant of both incentive stock options (which generally have a favorable tax treatment for the optionee) and non-statutory stock options to employees, directors and consultants. These grants are made at the discretion of the Board. The Incentive Stock Plan also provides for the non-discretionary grant of non-statutory stock options to our non-employee directors. As agreed, in connection with the sale of Series G Preferred Stock on April 12, 2001, we amended the Incentive Stock Plan to provide that, unless approved by the holders of a majority of the shares present and entitled to vote at a duly convened meeting of stockholders, Exabyte shall not (i) grant any stock options with an exercise price that is less than 100% of the fair market value of the underlying stock on the grant; or (ii) reduce the exercise price of any stock option granted under the Incentive Stock Plan.

     As of March 15, 2002, options to purchase 3,135,268 shares were outstanding under the Incentive Stock Plan and 2,599,984 shares were available for future grant.

                              STOCK OPTION GRANTS

     The following table contains information for fiscal 2001 concerning the grant of stock options under the Incentive Stock Plan, except as noted, to the Named Executive Officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                             INDIVIDUAL GRANTS
                             --------------------------------------------------    POTENTIAL REALIZABLE
                             NUMBER OF    % OF TOTAL                                 VALUE AT ASSUMED
                             SECURITIES    OPTIONS                                ANNUAL RATES OF STOCK
                             UNDERLYING   GRANTED TO                              PRICE APPRECIATION FOR
                              OPTIONS     EMPLOYEES                                   OPTION TERM(3)
                              GRANTED     IN FISCAL     EXERCISE     EXPIRATION   ----------------------
NAME                           (#)(1)      YEAR(2)     PRICE($/SH)      DATE       5%($)        10%($)
----                         ----------   ----------   -----------   ----------   --------    ----------
Juan A. Rodriguez..........    200,000       1.91          0.65       11/9/11      81,756       207,186
Craig G. Lamborn...........    150,000       1.43          0.65       11/9/11      61,317       155,389
                                25,869       0.25          1.05       11/9/11         227        16,450
Stephen F. Smith...........    150,000       1.43        2.4375        2/2/11     229,939       582,912
                               125,000       1.19          0.65       11/9/11      51,097       123,491
Kelly J. Beavers...........    150,000       1.43          0.65       11/9/11      61,317       155,389
John D. Gardner............     20,000       0.19        2.4375        2/2/11      30,658        77,694
                                65,000       0.62          1.04       4/12/11      42,513       107,736
                                 7,538       0.07          1.15        6/1/11       5,451        13,815
                               100,000       0.95          0.65       11/9/11      40,878       103,593
William L. Marriner........    300,000(4)    2.86        2.4375       4/17/03     459,879     1,165,424
                               300,000(4)    2.86          0.65       4/17/03     122,634       310,779
Farouk Al-Nasser...........    150,000       1.43        2.4375       6/14/01           0             0
Manfred Benecken...........    150,000       1.43        2.4375       6/14/01           0             0

---------------

(1) Exabyte does not have a plan that provides for the issuance of SARs. Options under the Incentive Stock Plan generally vest at the rate of 2% of the total grant per month, beginning one month from the date of grant, for a period of 50 months. Options may be either non-statutory or incentive stock options. The exercise price of options granted under the Incentive Stock Plan must be at least equal to the fair market value of the common stock on the date of grant. Options granted to executive officers and certain members of management are subject to an agreement with Exabyte which provides that, upon a change of control, options will fully vest unless the Board directs otherwise. The Board may not reprice options granted under the Incentive Stock Plan.

(2) Based on options granted to Exabyte employees during fiscal 2001 to purchase 10,489,829 shares.

(3) The potential realizable value is based on the term of the option at the date of grant (10 years in each case, with the exceptions of Messrs. Al-Nasser and Benecken, whose stock options granted pursuant to the Incentive Stock Plan expired on June 14, 2001). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term, and that the option is exercised and sold on the last day of the option term for the appreciated stock price. These amounts represent certain assumed rates of appreciation only, in accordance with SEC rules, and do not reflect our estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of Exabyte's common stock. The amounts reflected in this table may never be achieved.

(4) As a result of Mr. Marriner's resignation of his position in January 2002, a separation agreement was entered into between Exabyte and Mr. Marriner, which provides for the expiration of Mr. Marriner's stock options on April 17, 2003.

                     OPTION EXERCISES AND YEAR-END HOLDINGS

     The following table provides information concerning the exercise of options during fiscal 2001 and unexercised options held as of the end of fiscal 2001 for the Named Executive Officers:

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                             NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS
                                                            OPTIONS AT FY-END(#)(1)         AT FY-END($)(2)
                           SHARES ACQUIRED      VALUE      -------------------------   -------------------------
NAME                       ON EXERCISE(#)    REALIZED($)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----                       ---------------   -----------   -------------------------   -------------------------
Juan A. Rodriguez........         0               0              104,000/96,000              36,400/33,600
Craig G. Lamborn.........         0               0               91,451/84,418              27,300/25,200
Stephen F. Smith.........         0               0             140,600/271,300                 875/42,875
Kelly J. Beavers.........         0               0               78,000/72,000              27,300/25,200
John D. Gardner..........         0               0              43,020/185,268                 700/34,300
William L. Marriner......         0               0             477,400/592,600                  0/105,000
Farouk Al-Nasser.........         0               0                         0/0                        0/0
Manfred Benecken.........         0               0                         0/0                        0/0

---------------

(1) Includes both "in-the-money" and "out-of-the-money" options. "In-the-money" options are options with exercise prices below the market price of Exabyte's common stock (as noted) on December 29, 2001.

(2) Fair market value of Exabyte's common stock on December 28, 2001, the last trading day of fiscal 2001 ($1.00, based on the closing sales price reported on the Nasdaq National Market) less the exercise price of the option.

                              PERFORMANCE GRAPH(1)

              COMPARISON OF CUMULATIVE TOTAL RETURN ON INVESTMENT
                           AMONG EXABYTE CORPORATION,
                          NASDAQ MARKET INDEX AND THE
                   NASDAQ COMPUTER MANUFACTURER STOCKS INDEX

                                 [PERF. GRAPH]

                   ASSUMES $100 INVESTED ON DECEMBER 29, 1996
                         ASSUMES DIVIDEND REINVESTMENT
                      FISCAL YEAR ENDED DECEMBER 29, 2001

--------------------------------------------------------------------------------
                                         1998       1999       2000       2001
--------------------------------------------------------------------------------
 Exabyte                                40,741     55,5565    25,467       7,407
 Nasdaq                                 172,466    320,496    192,773    155,943
 Nasdaq                                 254,995    541,281    304,873    214,254

---------------

(1) The material in this chart is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of Exabyte under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                           AUDIT COMMITTEE REPORT(1)

AUDIT COMMITTEE ACTIVITY

     The Audit Committee of the Exabyte Corporation Board of Directors is composed of three independent directors and operates under a written charter adopted by the Board of Directors. The members of the Audit Committee are A. Laurence Jones, Peter D. Behrendt and Thomas E. Pardun. Each member of the Audit Committee is an "independent director" as defined in the Marketplace Rules of the Nasdaq Stock Market's listing standards.

     The Audit Committee performs the functions described in its Charter, which include:

     - reviewing and reassessing the adequacy of the Audit Committee's Charter;

     - recommending to the Company's Board of Directors the appointment of independent accountants;

     - reviewing the scope of audits and other services to be performed by the independent accountants;

     - reviewing the results of the accounting principles applied in financial reporting and the adequacy of financial and operational controls;

     - reviewing accountant independence; and

     - acting as liason between the Company's management, the Company's Board of Directors and the Company's independent accountants, Pricewaterhouse Coopers LLP.

     The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

     In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by the Statement of Auditing Standards (SAS) No. 61 (Communication with Audit Committees), as amended by SAS 89 and SAS 90.

ACCOUNTANT INDEPENDENCE ASSESSMENT

     In addition, the Audit Committee has discussed with the independent accountants the accountant's independence from the Company and its management, including matters in a letter provided by the independent accountants to the Audit Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees).

     The Audit Committee has discussed with the Company's independent accountants the overall scope and plans for their respective audits. The Audit Committee has met with the independent accountants, with and without management present, to discuss the results of their examinations with the evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

     The Audit Committee has further considered whether the provision of non-accounting services from the independent accountants is compatible with maintaining the principal accountant's independence. The Committee used two guiding principles in considering the appropriateness of the non-accounting services in maintaining the independence of the accountants: (1) whether the non-accounting services facilitates the

---------------

(1) The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of Exabyte under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXABYTE CORPORATION
c/o EquiServe
P.O. Box 9398
Boston, MA 02205-9398

--------------------------------------------------------------------------------------------------------------------
VOTE BY TELEPHONE                                              VOTE BY INTERNET
--------------------------------------------------------------------------------------------------------------------

It's fast, convenient, and immediate!                          It's fast, convenient, and your vote is immediately
Call Toll-Free on a Touch-Tone Phone                           confirmed and posted.
1-877-PRX-VOTE (1-877-779-8683).

FOLLOW THESE FOUR EASY STEPS:                                  FOLLOW THESE FOUR EASY STEPS:

1.       READ THE ACCOMPANY PROXY                              1.       READ THE ACCOMPANY PROXY
         STATEMENT/PROSPECTUS AND PROXY CARD                            STATEMENT/PROSPECTUS AND PROXY CARD

2.       CALL THE TOLL-FREE NUMBER                             2.       GO TO THE WEBSITE
         1-877-PRX-VOTE (1-877-779-8683).                               http://www.eproxyvote.com/exbt

3.       ENTER YOUR 14-DIGIT VOTER CONTROL NUMBER              3.       ENTER YOUR 14-DIGIT VOTER CONTROL NUMBER
         LOCATED ON YOUR PROXY CARD ABOVE YOUR NAME.                    LOCATED ON YOUR PROXY CARD ABOVE YOUR NAME.

4.       FOLLOW THE RECORDED INSTRUCTIONS.                     4.       FOLLOW THE RECORDED INSTRUCTIONS.

YOUR VOTE IS IMPORTANT!                                        YOUR VOTE IS IMPORTANT!
Call 1-877-PRX-VOTE anytime!                                   GO TO http://www.eproxyvote.com/exbt ANYTIME!


DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET

--------------------------------------------------------------------------------------------------------------------

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE.

THE BOARD RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3. UNLESS A CONTRARY
DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AS
MORE SPECIFICALLY DESCRIBED IN THE ACCOMPANY PROXY STATEMENT. IF SPECIFIC
INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THOSE
INSTRUCTIONS.

1. To elect two directors to hold office until the             3. To consider and vote upon a proposal to
2005 Annual Meeting of Stockholders.                           amend Exabyte's Restated Certificate of
                                                               Incorporation to effect a reverse split of
   Nominees: (01) Thomas E. Pardun, (02) Juan A.               Exabyte's outstanding common stock by a
Rodriguez.                                                     ratio of no change to up to one-for-ten and
                                                               authorize the Exabyte Board of Directors to
                                                               determine the exact ratio within that range.

                                WITHHELD
FOR ALL                         FROM ALL                       FOR             AGAINST         ABSTAIN
NOMINEES     [ ]                NOMINEES       [ ]             [ ]             [ ]             [ ]

[ ]                                                            MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW    [ ]
    ----------------------------------------------

FOR ALL NOMINEES EXCEPT AS NOTED ABOVE

2. To ratify the selection of PricewaterhouseCoopers
LLP as independent accountants of the Company for the
fiscal year ending December 28, 2002.                          Please sign exactly as your name appears on
                                                               this card. If the stock is registered in the
FOR               AGAINST                 ABSTAIN              names of two or more persons, each should
[ ]               [ ]                     [ ]                  sign. Executors, administrators, trustees,
                                                               guardians and attorney-in-fact should add
Signature:                          Date:                      their titles. If signer is a corporation,
           ------------------------       ----------           please give full corporate name and have a
                                                               duly authorized officer sign, stating title.
Signature:                          Date:                      If signer is a partnership, please sign in
           ------------------------       ----------           partnership name by authorized person.

                                      PROXY

                               EXABYTE CORPORATION

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 7, 2002.

         The undersigned hereby appoints Craig G. Lamborn and Stephen F. Smith, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Exabyte Corporation (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company's principal executive offices, 1685 38th Street, Boulder, Colorado 80301 on Tuesday, May 7, 2002 at 9 a.m., and at any and all continuations, postponements and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

         ON THE REVERSE SIDE OF THIS CARD ARE INSTRUCTIONS ON HOW TO GRANT YOUR PROXY BY TELEPHONE OR OVER THE INTERNET, AS PERMITTED BY DELAWARE LAW. THE NAMED PROXIES ARE AUTHORIZED TO VOTE YOUR SHARES AS IF YOU MAILED IN YOUR COMPLETED PROXY CARD.

SEE REVERSE SIDE           CONTINUED ON REVERSE SIDE            SEE REVERSE SIDE